Third Amendment To Loan Agreement

This Third Amendment to Loan Agreement (“Amendment”) is dated as of January 13, 2010, and is between Regions Bank, an Alabama banking corporation, as successor by merger to Union Planters Bank, N.A. (“Lender”) and Bioanalytical Systems, Inc., an Indiana corporation (“Borrower”).

Recitals

Lender, Borrower and BAS Evansville, Inc. entered into a certain Loan Agreement dated October 29, 2002, as amended by the Amendment to Loan Agreement dated June 1, 2004 (collectively, the “Prior Loan Agreement”) in connection with (i) a Promissory Note (Term Loan) executed by Borrower in favor of Lender in the amount of $5,410,000.00 dated October 29, 2002, as amended by an Amendment to Promissory Note (Term Loan) dated June 1, 2004, (ii) a Promissory Note (Loan (West Lafayette)) executed by Borrower in favor of Lender in the amount of $2,250,000.00 dated October 29, 2002, as amended by an Amendment to Promissory Note (Loan (West Lafayette)) dated June 1, 2004, and (iii) First Replacement Promissory Note (Loan (Mt. Vernon)) in the amount of $1,698,540.11 dated February 11, 2008 (collectively, the “Prior Notes”).  As security for the Prior Loan Agreement and the Prior Notes, Borrower granted to Lender a Real Estate Mortgage and Security Agreement (Fixture Filing) (West Lafayette) dated October 29, 2002, and recorded on November 19, 2002, as Instrument No. 02037358 with the Office of the Recorder of Tippecanoe County, Indiana and BAS Evansville, Inc. granted to Lender a Real Estate Mortgage and Security Agreement (Fixture Filing) (Mt. Vernon) dated October 29, 2002, and recorded on November 13, 2002, as Instrument No. 20027318 with the Office of the Recorder of Posey County, Indiana (collectively, the “Prior Mortgages”).

Lender and Borrower entered into a certain Loan Agreement dated December 18, 2007, as amended by a First Amendment to Loan Agreement dated January 3, 2008, and a Second Amendment to Loan Agreement dated May 18, 2009 (as may be further amended from time to time, collectively, the “Loan Agreement”).

The parties desire to amend the Loan Agreement (and, consequently, the Prior Loan Agreement) to modify certain covenants provided by the Loan Agreement, as herein provided.

Terms

NOW, THEREFORE, in consideration of the foregoing and the mutual obligations of the parties hereto, the Loan Agreement is hereby amended as follows:

1.	Amendments to the Loan Agreement.

A.           Section 6 (Borrower’s Representations and Warranties).  Section 6 (Borrower’s Representations and Warranties) of the Loan Agreement is hereby amended by deleting the existing subsection (e) and replacing it with the following subsection (e):

e.           Title.  Marketable title in fee simple to the Real Estate is vested in Borrower, and marketable title to the other collateral given to secure payment of the Indebtedness is vested in Borrower, free and clear of any and all conflicting claims of ownership, and free from any and all mortgages, encumbrances, liens, security interests, leases, licenses, easements, and restrictions (other than the lien of current real property taxes not then due and payable, and leases to tenants, copies of which have been provided to Lender, and easements and restrictions and other matters that are described in the title insurance commitment for the Real Estate as exceptions that are acceptable to Lender in its sole discretion and do not substantially interfere with the operation of the Real Estate for its intended purpose and liens in favor of the Asset Based Lender (as defined herein)), and Borrower will defend the Real Estate and other collateral against any person (other than the Asset Based Lender) claiming an interest in such Real Estate or collateral adverse to the interest of Lender.

B.           Section 7 (Borrower’s Affirmative Covenants).  Section 7 (Borrower’s Affirmative Covenants) of the Loan Agreement is hereby amended by deleting the existing subsection (d) and replacing it with the following subsection (d):

d.           Liens.  Borrower will cause any lien (including, without limitation, any judgment, attachment, execution, mechanic’s lien, or federal or state income tax lien) that may attach to Borrower’s real estate or personal property to be satisfied and released no later than thirty (30) days after attachment, except for (i) the lien of current property taxes and assessments, (ii) liens contested in good faith in an appropriate proceeding if Borrower has given Lender any assurances Lender deems necessary under the circumstances, (iii) liens in favor of Lender, (iv) any lien in favor of Entrepreneur Growth Capital, LLC, or its successor as provider of an asset-based line of credit, (the “Asset Based Lender”) to secure indebtedness not to exceed the principal amount of $3,000,000.00, provided that any real property lien is governed by an Intercreditor Agreement by and between Lender and the Asset Based Lender, and (v) the state tax warrants in the aggregate amount of $364,240.76 plus interest, penalties and costs, recorded in 2009 on the real estate located in Tippecanoe County, Indiana, for which a liability has been reserved on the financial records of Borrower to the satisfaction of Lender.

C.           Section 8 (Borrower’s Financial Covenants).  Section 8 (Borrower’s Financial Covenants) of the Loan Agreement is hereby amended by deleting the existing subsection (b) and replacing it with the following subsection (b):

b.           Fixed Charge Coverage Ratio.  Borrower will maintain a Fixed Charge Coverage Ratio of not less than (i) 1.00 to 1.00 as of March 31, 2010, and (ii) 1.25 to 1.00 as of June 30, 2010 and each quarter thereafter.  “Fixed Charge Coverage Ratio” means the ratio of (i) the Borrower’s net income for the period, plus depreciation expense and other non cash expenditures, plus interest expense, plus income tax expense, less capital expenditures not funded with long term debt, less income tax paid or accrued in the period, to (ii) the sum of all interest payments and to the principal payments on long-term debt paid or accrued in the period, including payments made under capitalized leases.  The Fixed Charge Coverage Ratio will be tested on a rolling four quarter basis at the end of each fiscal quarter and fiscal year, beginning on March 31, 2010.

D.           Section 9 (Negative Covenants).  Section 9 (Negative Covenants) of the Loan Agreement is hereby amended by deleting the existing subsections (c), (d) and (e) and replacing them with the following subsections (c), (d) and (e):

c.           Disposal of Property.  Borrower will not without Lender’s prior written consent, convey, sell, donate, lease, grant any easement upon, or otherwise transfer, or dispose of (or enter into any contract or agreement to convey, sell, donate, lease, grant any easement upon, or otherwise transfer or dispose of, or grant any option to purchase, lease or otherwise acquire) any of Borrower’s real or personal property, whether now owned or hereafter acquired, or enter into any sale and leaseback except for i) the sale and leaseback of personal property in an amount not to exceed $1,000,000.00 in the aggregate, and ii) leases to tenants for terms including renewal and extension options and approved in advance in writing by Lender.  Borrower may however, in the ordinary course of business,  a) convey, sell, donate, lease, grant any easement upon, or otherwise transfer, or dispose of (or enter into any contract or agreement to convey, sell, donate, lease, grant any easement upon, or otherwise transfer or dispose of, or grant any option to purchase, lease or otherwise acquire) any property normally held by Borrower for that purpose (but a sale in the ordinary course of business does not include a transfer in total or partial satisfaction of a debt), b) dispose of obsolete equipment, and c) act to preserve the rights of the Asset Based Lender with respect to enforcement of its rights under the loan documents between Asset Based Lender and Borrower.

d.           Borrowing.  Borrower will not, without Lender’s prior written consent, create, incur, assume or suffer to exist any indebtedness except (a) trade accounts and normal business accruals payable in the ordinary course of business, (b) indebtedness to Lender, and (c) an asset-based line of credit available to Borrower from the Asset Based Lender in the maximum principal amount not to exceed $3,000,000.00, nor shall Borrower assume, guarantee or otherwise become liable as a guarantor or surety for the obligations of any person or firm except guaranties in favor of Lender.

e.           Liens and Encumbrances.  Borrower will not, without Lender’s prior written consent, create or permit to exist any mortgage, pledge, lien, security interest or other encumbrance (except those in favor of Lender and except those in favor of Asset Based Lender as permitted in Section 7.d. herein) in any of Borrower’s tangible or intangible real or personal property, whether now owned or hereafter acquired, nor will Borrower become security on a recognizance or other bond.

E.           Section 9 (Negative Covenants).  Section 9 (Negative Covenants) of the Loan Agreement is hereby amended and restated to be retroactive and effective as of December 18, 2007, by deleting the existing subsection (f) and replacing it with the following subsection (f):

f.           Organizational Changes.  Borrower will not, without Lender’s prior written consent (i) change Borrower’s name or principal place of business, (ii) change Borrower’s state of incorporation or organization, (iii) change the location of Borrower’s chief executive office, (iv) enter into any share exchange or merger with, or acquire, any person or firm or any substantial portion of such person or firm’s assets, (v) engage in any transaction with any person or firm other than in the ordinary course of Borrower’s business, or (vi) make any material change in the nature of Borrower’s business as carried on at the date of this Agreement.

F.           Section 11 (Events of Default; Acceleration).  Section 11 (Events of Default; Acceleration) of the Loan Agreement is hereby amended and restated to be retroactive and effective as of December 18, 2007, by deleting the existing subsection (k) and replacing it with the following subsection (k):

k.           All or any part of Borrower’s real property or any interest therein is transferred without Lender’s prior written consent, said consent being in Lender’s sole discretion.

2.           Continuing Effect.  All other terms, conditions, representations, warranties and covenants contained in the Loan Agreement shall remain the same and shall continue in full force and effect.  In consideration hereof, Borrower represents and warrants that each representation and warranty set forth in the Loan Agreement, as hereby amended, remains true and correct as of the date hereof, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date, that there presently exist no known offsets, counterclaims or defenses to the performance of the obligations under the Instruments (collectively, the “Obligations”) (such known offsets, counterclaims or defenses, if any, being hereby expressly waived), and that Borrower has no other known claims, demands, allegations or rights of action of any nature based on any matter arising from or related to the Obligations or Borrower’s relationship with the Lender (such known claims, demands, allegations or rights of action, if any, being hereby expressly waived) nor has there occurred any Event of Default under the Loan Agreement or any of the Instruments, and that there will be no Event of Default after giving effect to the transactions contemplated by this Amendment.  The representations and warranties contained in the Loan Agreement originally shall survive this Amendment in their original form and shall survive as continuing representations and warranties of Borrower.  Except as expressly herein provided, the Loan Agreement and this Amendment shall be interpreted, wherever possible, in a manner consistent with one another, but in the event of any irreconcilable inconsistency, this Amendment shall control.  The parties each hereby agree to cooperate in all reasonable requests of each other party hereto, including, without limitation, the authentication of financing statements and other documents, which the requesting party deems reasonable, necessary, appropriate or expedient to carry out the intents and purposes of this Amendment.  Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed in the Loan Agreement.

It was Lender’s intent that the Loan Agreement should replace the Prior Loan Agreement and, in good faith, Lender has been monitoring and administering the Obligations and the Prior Notes with the covenants contained in the Loan Agreement.  By execution of this Amendment, Borrower and Lender agree that (i) the Prior Loan Agreement, (ii) the Prior Notes, (iii) the Prior Mortgages, (iv) a First Replacement Promissory Note (Term Loan) executed by Borrower in favor of Lender in the amount of $1,400,000.00 dated January 3, 2008, (v) a Real Estate Mortgage and Security Agreement (Fixture Filing) granted by Borrower to Lender dated December 18, 2007, and recorded January 10, 2008, as Instrument No. 200808000629 with the Office of the Recorder of Tippecanoe County, Indiana, and (vi) a Real Estate Mortgage and Security Agreement (Fixture Filing) granted by Borrower to Lender dated December 18, 2007, and recorded February 19, 2008, as Instrument No. 200800695 with the office of the Recorder of Posey County, Indiana, and all documents and instruments executed in connection therewith, shall be monitored and administered in accordance with the Loan Agreement, and in the event of any irreconcilable inconsistency between the Prior Loan Agreement and the Loan Agreement, the Loan Agreement shall control.

3.           Conditions Precedent.  Notwithstanding anything contained in this Amendment to the contrary, the Lender shall have no obligation under this Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:

(a)           The Lender shall have received each of the following, in form and substance satisfactory to the Lender:

(1)           This Amendment and such other instruments, documents and opinions as the Lender shall reasonably require, all duly executed by the parties thereto in the forms approved by the Lender;

(2)           A duly executed certificate of an authorized officer of Borrower (A) certifying as to attached copies of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, the Loan Agreement, the Instruments, as amended, and any other documents provided for in this Amendment to which Borrower is a party or certifying that prior resolutions executed and delivered to the Lender are in full force and effect, and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and Bylaws of Borrower or certifying that such Articles of Incorporation and Bylaws have not been amended (except as shown) since the previous delivery thereof to the Lender;

(3)           An Unconditional Unlimited Continuing Guaranty in the form provided by the Lender, duly executed by BAS Evansville, Inc. in favor of the Lender (the “Guarantor”);

(4)           A duly executed certificate of an authorized officer of Guarantor (A) certifying as to attached copies of resolutions of the Board of Directors of Guarantor authorizing the execution, delivery and performance of the Guaranty and (B) certifying as complete and correct as to attached copies of the Articles of Incorporation and Bylaws of Borrower;

(5)           Payment of a modification fee in the amount of $5,000.00, which fee the Borrower acknowledges was earned upon execution of this Amendment and is due and payable and non-refundable;

(6)           All reasonable expenses of the Lender (including, without limitation, reasonable attorneys’ fees), shall have been reimbursed by Borrower.

(b)           All legal matters incident to this Amendment shall be reasonably satisfactory to the Lender and its counsel.

4.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Facsimile signatures will be deemed acceptable and binding.

The parties are signing this Amendment on the date stated in the introductory paragraph.

LENDER:
REGIONS BANK

By:
Michael F. Zingraf, Senior Vice President

BORROWER:

BIOANALYTICAL SYSTEMS, INC.

By:
Printed
Title

STATE OF INDIANA	)
	)	SS:
TIPPECANOE COUNTY	)

Before me, the undersigned Notary Public, personally appeared __________________ the _____________________________ of Bioanalytical Systems, Inc., an Indiana corporation, who on behalf of Bioanalytical Systems, Inc. acknowledged the execution of the foregoing instrument and swore to the truth of the statements made therein.

Witness my hand and Notarial Seal this _____ day of __________, 2010.

SEAL

Notary Public Signature

Printed Name

My Commission Expires:

County of Residence: